Exhibit 15.1

February 5, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated February 5, 2009 on our review of interim financial information of Apollo Investment Corporation for the three and nine month periods ended December 31, 2008 and December 31, 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2008 is incorporated by reference in its Registration Statement on Form N-2 dated September 10, 2007.

Very truly yours,

/s/ PricewaterhouseCoopers LLP